UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2006

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                Material Impairments

In connection with the preparation of its 2005 financial statements, which have yet to be filed, the Company is evaluating the impact of the withdrawal of its MoistureLoc product on 2005 and 2006 results.  In connection with this review, the Company concluded on August 2, 2006 that, under Generally Accepted Accounting Principles, it will record a valuation allowance in 2005 with respect to U.S. deferred tax assets previously recorded on its balance sheet.  This is a non-cash charge.

A valuation allowance against deferred tax assets is required based upon application of a realization test, where the company determines that it is more likely than not — a probability level of more than 50% — that the assets will not be realized.  Likelihood of realization depends on the available evidence such as cumulative tax losses in prior years, losses expected in future years, and a history of potential tax benefits expiring unused.  In making this assessment, more weight is assigned to objectively verifiable evidence such as historical cumulative losses than to subjective evidence like future projections.  In this case, the Company has determined that there is a three-year cumulative loss attributed to the U.S. entities to which the deferred tax assets relate.  Specifically, expected losses in the Company’s U.S. tax entities resulting from, among other things, (1) the portion of the costs associated with the MoistureLoc withdrawal, which occurred in 2006, that will be recorded for the still-open 2005 fiscal year, as a subsequent event, and (2) the expected impact of the MoistureLoc withdrawal on results for fiscal 2006, lead the Company to conclude that a valuation allowance is necessary.  Work is ongoing to evaluate the amount of this allowance, which will adversely impact reported earnings per share for 2005.  At this time, based on the analysis to date, management estimates that the allowance will be in the range of $120 million to $150 million, although there can be no assurance that the final allowance will not differ from this estimate including by a material amount. To the extent required by applicable rules, the Company will file one or more amendments to this Current Report on Form 8-K or include such disclosures in Forms 10-Q and 10-K filed after the date hereof, as applicable, if the Company’s estimate of this allowance changes, and once the final amount of the allowance is known.

The Company will continue to assess tax strategies for its U.S. businesses, in view of the projected losses for its U.S. businesses in 2006.  If the Company were to make a later determination that it is more likely than not that the deferred tax assets for which there is a valuation allowance would be realized, the related valuation allowance would be reduced and a benefit to earnings would be recorded.

As indicated above, the withdrawal of the Company’s MoistureLoc product is expected to adversely impact results for future periods.  Further information regarding this impact is reported in the Company’s filing on Form 12b-25, dated August 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: August 7, 2006